Exhibit 99.2

[CALYPTE BIOMEDICAL CORPORATION LOGO]

                                  NEWS RELEASE

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5 Centerpointe Drive, Suite 400, Lake Oswego, OR 97034           www.calypte.com

Company Contact:                               Investor Relations Contact:
Theodore R Gwin, Chief Financial Officer       Tim Clemensen,
(971) 204-0282  Rubenstein Investor Relations
email:tgwin@calypte.com                        Phone: (212) 843-9337
                                               email:tclemensen@rubensteinir.com

               Calypte's Newly Appointed CEO Reports to Investors

Lake Oswego, OR - May 22, 2006 - Calypte Biomedical Corporation (AMEX:HIV) (the "Company") today announced the highlights of its May 18, 2006 conference call presentation by Mr. Roger I. Gale, the Company's Chairman and newly appointed Chief Executive Officer. Mr. Gale provided an operational update and Mr. Theodore Gwin, the Company's Chief Financial Officer, provided a recap of the results of the Company's operations for the first quarter ended March 31, 2006. The text of the conference call is available as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on May 22, 2006.

Highlights of the call include:

      o The recent completion of the Company's restructuring and exit from its lab-based diagnostic testing business. We have set about streamlining and focusing our business model to align it with what we believe to be International trends and now U.S. developments in HIV/AIDS testing.

      o A discussion of the markets that the Company is moving into - China, Africa, the Middle East, Russia, now India, and for the first time, plans for the U.S.

      o     A review of the key objectives for the balance of 2006.

Mr. Gale also discussed his trigger points - why he joined Calypte as the permanent Chief Executive Officer to lead the Company at this time - his strategy and his belief in the opportunity.

Mr. Gale commented, "I had the recent opportunity to build my former company, WaveCrest Group Enterprises, from start-up to $300 million and then the shareholders were able to successfully sell majority control to the largest consumer services company in Russia. I believe the opportunity for me...and the investors of Calypte, is even greater, and I am excited about moving to Portland to lead this organization."

The conference call web cast is also available for replay on the company's website at www.calypte.com. An audio replay of the call is available until June 17, 2006 by dialing 888-286-8010 in the U.S., or 617-801-6888 from outside of the U.S. The account code for the playback is 60707345.

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About Calypte Biomedical:

Calypte Biomedical Corporation is a U.S.-based healthcare company focused on the development and commercialization of diagnostic testing products for the detection of sexually transmitted diseases such as the HIV-1 BED Incidence EIA and new diagnostic test products for the rapid detection of HIV and other sexually transmitted diseases, several of which do not require blood samples. Calypte believes there is a significant need for rapid detection of such diseases globally to control their proliferation, particularly in developing countries, which lack the medical infrastructure to support laboratory-based testing. Calypte believes that testing for HIV and other sexually transmitted infectious diseases may make important contributions to public health, and could increase the likelihood of treating those with undetected HIV and other sexually transmitted diseases.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing, if and as needed, to access funds from its existing financing arrangements that will allow it to continue its current and future operations, to successfully develop and market new products, to obtain regulatory approvals and, if obtained, sustain such approvals, to develop and commercialize test products, to create markets for its test products, to protect its proprietary technologies, to enter international distribution markets and to generate sufficient revenues from its test products to achieve positive cash flow and profitability. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC"), including its annual report on Form 10-KSB for the year ended December 31, 2005 and its subsequent filings with the SEC.